NATIONAL FUEL GAS DISTRIBUTION CORPORATION
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                                INCOME STATEMENT
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                   FOR THE TWELVE MONTHS ENDED MARCH 31, 2002
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Utility Operating Income
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Operating Revenues (400)                                   $822,489,981
------------------------                                   ------------

Operating Expenses
------------------

    Operation Expenses (401)                                605,514,858
    Maintenance Expenses (402)                               12,576,767
    Depreciation Expense (403)                               37,145,816
    Taxes Other Than Income Taxes (408.1)                    48,525,856
    Income Taxes - Federal (409.1)                           13,752,601
                 - Other (409.1)                              4,123,558
    Provision for Deferred Income Taxes (410.1)              61,795,347
    (Less) Provision for Deferred Income
      Taxes - Cr. (411.1)                                    42,997,160
                                                           ------------
            Total Operating Expenses                        740,437,643
                                                           ------------

            Total Utility Operating Income                   82,052,338
                                                           ------------

Other Income
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    Nonutility Operating Income
       Revenues From Merchandising, Jobbing and
         Contract Work (415)                                     70,703
       (Less) Costs and Exp. Of Merchandising,
         Job. & Contract Work (416)                             226,654
       Nonoperating Rental Income (418)                           3,500
    Interest and Dividend Income (419)                        1,798,912
    Allowance for Other Funds Used During
      Construction (419.1)                                      159,236
    Miscellaneous Nonoperating Income (421)                      34,961
                                                           ------------
            Total Other Income                                1,840,658
                                                           ------------

Other Income Deductions
-----------------------
    Loss on Disposition of Property (421.2)                      35,082
    Miscellaneous Income Deductions (426.1 - 426.5)             583,077
                                                           ------------
            Total Other Income Deductions                       618,159
                                                           ------------

Taxes - Other Income and Deductions
-----------------------------------
    Income Taxes - Federal (409.2)                             (719,019)
    Income Taxes - State (409.2)                                 (6,205)
    (Less) Investment Tax Credits (420)                         324,476
                                                           ------------
            Total Taxes - Other Income and Deductions        (1,049,700)
                                                           ------------

Interest Charges
----------------
    Amortization of Loss on Reaquired Debt (428.1)            1,495,443
    Interest on Debt to Associated Companies (430)           24,002,431
    Other Interest Expense (431)                              3,415,251
    (Less) Allowance for Borrowed Funds Used During
      Construction (432)                                        139,666
                                                           ------------
            Total Interest Charges                           28,773,459
                                                           ------------

Net Income                                                  $55,551,078
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